UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018 (October 26, 2018)

AIT Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55759	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Gate Blvd., Suite 320 Garden City, NY 11530
(Address of Principal Executive Office)

516-665-8200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2018, AIT Therapeutics, Inc. (the “Company”) announced the appointment of Douglas J. Beck, CPA, as its Chief Financial Officer effective as of November 1, 2018. Pursuant to the terms of an employment offer letter between the Company and Mr. Beck, Mr. Beck will be paid an annual salary of $250,000 per year. Subject to approval of the Company’s board of directors (the “Board”), Mr. Beck will be granted an option to purchase 85,000 shares of common stock of the Company at an exercise price to be determined by the Board. Under Mr. Beck’s offer letter his employment is at will. In the event of termination without cause he will be entitled to a severance equal to one month’s base salary for every six months employed by the Company not to exceed six months of base salary.

Mr. Beck, 57, has previously served as Chief Financial Officer of several companies, and has advised various large-scale firms as a financial consultant. From February 2016 to October 2018, Mr. Beck served as Chief Financial Officer of JLM Couture, Inc., a multi-label bridal house engaged in the design, manufacture and distribution of bridal gowns and bridesmaids dresses. From December 2013 to December 2015, Mr. Beck served as Chief Financial Officer of Relmada Therapeutics, Inc., a clinical stage pharmaceutical company. From January 2011 to March 2013, Mr. Beck served as Chief Financial Officer of iBio, Inc. a biotechnology company.

There are no family relationships between Mr. Beck and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Beck has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Beck and any other persons pursuant to which he was selected to be an officer.

Effective November 1, 2018, Stephen J. DiPalma resigned as interim Chief Financial Officer of the Company. His resignation is not the result of any disagreement with the Company. Mr. DiPalma shall continue to provide finance, accounting, and administrative consulting services to the Company through the Company’s existing agreement with Danforth Advisors, LLC, a financial consultancy specialized in working with life sciences companies.

The foregoing description of Mr. Beck’s employment offer letter is qualified in its entirety by the text of the letter, a copy of which is attached hereto as Exhibit 10.1. A copy of the press release announcing Mr. Beck’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer letter between AIT Therapeutics, Inc. and Douglas J. Beck
99.1	Press Release issued October 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIT THERAPEUTICS, INC.

Date: November 1, 2018	By:	/s/ Steven Lisi
	Name:	Steven Lisi
	Title:	Chief Executive Officer